Exhibit 99.2

Cleveland BioLabs Announces Commencement
of In Vivo Biocomparability Study

Buffalo, NY - April 17, 2017 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today announced that the U.S. Food and Drug Administration (FDA) has completed its review of a side-by-side analytical comparison of two formulations of entolimod. The FDA agreed with CBLI that these data indicate the in vitro analytical comparability of the formulations. Based on the outcome of its review, the FDA has provided CBLI with its consent for initiation of an in vivo biocomparability study of these formulations in non-human primates (NHP).

The objective of the in vivo biocomparability study is to compare the historical drug formulation used in prior nonclinical and clinical studies versus the to-be-marketed drug formulation of entolimod submitted for approval under CBLI's application for pre-Emergency Use Authorization (pre-EUA). Entolimod is a novel, broad-spectrum investigational drug being developed to mitigate the life-threatening consequences of a radiological or nuclear attack.

“We are excited to have received agreement from the FDA to commence the in vivo biocomparability study,” continued Yakov Kogan, PhD, MBA, Chief Executive Officer. “Following completion of the in vivo study and discussion of the submitted study results with the FDA, we expect the agency to resume the review of our pre-EUA dossier.”

The planned biocomparability study is funded in part by the Department of Defense (DoD) Joint Warfighter Medical Research Program (JWMRP) contract award number W81XWH-15-C-0101 to CBLI. The DoD JWMRP contract is valued at up to $9.2 million and supports further development of entolimod as a medical radiation countermeasure.

Disclaimer
The mention of any specific companies, commercial products, processes, or services by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government. The views expressed in this press release are those of the authors and may not reflect the official policy or position of the Department of the Army, Department of Defense, or the U.S. Government.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, immuno-oncology, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome, an immunotherapy for oncology and other indications. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation

Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as "potential," "may," "future," "will," "plan," "anticipate," "believe," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company's future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
Factors that could contribute to such differences include, among others, the risks inherent in the early stages of drug development and in conducting clinical trials; the company's plans and expectations with respect to future clinical trials and commercial scale-up activities; the company's ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company's ability to comply with its obligations under license agreements; the company's inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company's product candidates, if approved; the company's plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company's product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company's product candidates; the company's history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the company's third-party suppliers and manufacturers; and the success of competing therapies that are or may become available. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the "Risk Factors" and "Forward-Looking Statements" described in the company's periodic filings with the Securities and Exchange Commission.

Contacts:
Cleveland BioLabs, Inc.
C. Neil Lyons, Chief Financial Officer
T: 301-675-4570
E: nlyons@cbiolabs.com